SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 Form 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) December 9, 1998

                           Commerce Group Corp.
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           (Exact name of registrant as specified in its charter)

     Delaware                  1-7375                       39-605862
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(State or other      (Commission File Number)            (IRS Employer
jurisdiction of                                      Identification No.)
 incorporation)

         6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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        (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312

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Item 5.  Other Events Material Disclosure

In a letter dated December 7, 1998, the Nasdaq Listing Qualifications Panel ("the Panel") made a determination relative to the continuance of the Company's stock listing on The Nasdaq Stock Market SM pursuant to an exception to the minimum $1.00 bid price requirement, as set forth in Nasdaq Marketplace Rule 4310(c)(4). An excerpt of this letter follows:

"The Panel was of the opinion that the Company provided a plan which may enable it to regain compliance with the bid price requirement for continued listing on The Nasdaq SmallCap Market within a reasonable period of time. Accordingly, the Panel determined to continue the Company's listing on The Nasdaq SmallCap Market pursuant to the following exception. On or before February 10, 1999, the Company must evidence a closing bid price equal to or greater than $1.00 per share; thereafter, the Company must demonstrate a closing bid price of $1.00 per share for a minimum of ten consecutive trading days. In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on the Nasdaq SmallCap Market. In the event the Company fails to meet any of the terms of this exception, the Company's securities will be delisted from The Nasdaq Stock Market SM.

"All companies operating under exceptions are required to issue a press release . . . announcing the conditional listing on The Nasdaq SmallCap Market and are identified by a fifth character 'C' appended to the Company's symbol. Accordingly, effective December 9, 1998, the trading symbol of the Company's securities will be changed from CGCO to CGCOC. The 'C' will be removed from the symbol when the Panel has confirmed compliance with the terms of the exception and all other criteria necessary for continued listing."

The following news release was issued today pursuant to the request of The Nasdaq Stock Market, Inc.:

Commerce Group Corp.'s common stock will continue to be listed on The Nasdaq SmallCap Market via an exception from the minimum bid price requirement.

While Commerce Group Corp. failed to meet this requirement as of October 2, 1998, the Company was granted a temporary exception from this standard
subject to Commerce Group Corp.'s meeting certain conditions.   The
exception will expire on February 10, 1999. In the event the Company is deemed to have met the terms of the exception, it shall continue to be listed on The Nasdaq SmallCap Market. The Company believes that it can meet these conditions, however, there can be no assurance that it will do so. If at some future date the Company's securities should cease to be listed on The Nasdaq SmallCap Market, they may continue to be listed in the OTC-Bulletin Board. For the duration of the exception, the Company's Nasdaq symbol will be CGCOC.



                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COMMERCE GROUP CORP.
                              (Registrant)


Date: December 9, 1998        /s/ Edward L. Machulak
                              __________________________________________
                              By:  Edward L. Machulak, President